CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                               As of June 30, 1997
                                   (UNAUDITED)


                                      (millions)
KVA                                     $ 11.0
Newgulf                                   18.1
SEEBOARD*                                829.0
Altamira                                  51.9
Guna                                       0.4
Turkey                                     0.5
                                        =======
                                        $910.9
                                        =======

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.